EXHIBIT N.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated March 6, 2006 and April 27, 2006, relating to the financial statement of T-Equity Capital Corp., which appears in such Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Report of Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

April 28, 2006